Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Share Incentive Plan of Sapiens International Corporation N.V., of our reports dated March 25, 2021, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, of Sapiens International Corporation N.V., included in its Annual Report (Form 20-F) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
October 18, 2021	A Member of Ernst & Young Global